UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 2, 2012, Somaxon Pharmaceuticals, Inc. (“Somaxon”) filed a Current Report on Form 8-K (the “Prior 8-K”) to report that it had entered into a License Agreement (the “License Agreement”) and a Supply Agreement (the “Supply Agreement”), each dated as of April 26, 2012 with CJ CheilJedang Corporation. This amendment to the Prior 8-K is being filed solely to include a reference to the incorporation by reference of the Amended and Restated License Agreement between Somaxon and ProCom One, Inc. included as Schedule 1.57 to the License Agreement.

Item 1.01 Material Contracts

The description of the License Agreement appearing in the Prior 8-K is qualified in its entirety by reference to the License Agreement which is being filed with this Current Report on Form 8-K/A as Exhibit 10.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.01†	License Agreement between Somaxon Pharmaceuticals, Inc. and CJ CheilJedang Corporation dated April 26, 2012.

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: May 17, 2012
	By:	/s/ Matthew W. Onaitis

Name: Matthew W. Onaitis
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.01†	License Agreement between Somaxon Pharmaceuticals, Inc. and CJ CheilJedang Corporation dated April 26, 2012.

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.